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                                                                EXHIBIT 10.19

               AMENDMENT NO. 1 TO THE TRANSAMERICA CORPORATION
                         DEFERRED COMPENSATION PLAN


          TRANSAMERICA CORPORATION, having adopted the January 1, 1995 restatement of the Transamerica Corporation Deferred Compensation Plan (the "Plan"), hereby amends the Plan as follows:

          1. Effective as of December 1, 1995, Section 1.4 is amended in its entirety to read as follows:

                1.4 "Change of Control" means the occurrence of any of the following:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of either (1) the then-outstanding shares of common stock of Transamerica (the "Outstanding Company Common Stock") or (2) the combined voting power of the then-outstanding voting securities of Transamerica entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this paragraph (a) the following acquisitions shall not constitute, or be deemed to cause, a Change of Control: (i) any increase in such percentage ownership of a Person to 20% or more resulting solely from any acquisition of shares directly from Transamerica or any acquisition of shares by Transamerica, provided, however, that any subsequent acquisitions of shares by such Person that would add, in the aggregate, 2% or more (measured as of the date of each such subsequent acquisition) to such Person's beneficial ownership of Outstanding Company Common Stock or Outstanding Company Voting Securities shall be deemed to constitute a Change of Control, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Transamerica or any corporation controlled by Transamerica or (iii) any acquisition by any corporation pursuant to a transaction which complies with clauses (1),
     (2) and (3) of paragraph (c) below; or

          (b) Individuals who, as of June 15, 1995, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to June 15, 1995 whose election, or nomination for election by Transamerica's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a Person other than the Board of Directors; or



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         (c)   Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Transamerica (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then Outstanding Company Common Stock and Outstanding Company Voting Securities, immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Transamerica or all or substantially all of Transamerica's assets either directly or through one or more subsidiaries) in the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Transamerica or of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

          (d) Approval by the stockholders of Transamerica of a complete liquidation or dissolution of Transamerica.

          2. Effective as of December 31, 1995, Section 1.9 is amended in its entirety to read as follows:

                1.9 "Eligibility Amount" means the minimum annual rate of base salary required to participate in the Plan. The Eligibility Amount shall be determined annually by the Chief Executive Officer of Transamerica. For 1996, the Eligibility Amount is $125,000.

          3. Effective as of December 31, 1995, Section 1.10 is amended in its entirety to read as follows:

                1.10 "Eligible Employee" means, with respect to any Plan Year, an employee of an Employer:

                (a) whose annual base salary rate is greater than or equal to the Eligibility Amount;

                (b)(1) whose Employer is a Life Company, and (2) who is classified by his or her Employer as a field manager with the title of General Manager, Brokerage Director or Pension Office Manager;


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               (c)    who deferred Compensation under the Plan (or the
          Transamerica Deferred Compensation Policy) during one or more of the three Plan Years preceding the Plan Year; and/or

                (d) whose annual base salary rate at the time of hire is greater than or equal to the Eligibility Amount (in the case of a newly-hired individual).

     Whether an employee's annual base salary rate is at least equal to the Eligibility Amount shall be determined pursuant to procedures adopted by the Committee from time to time.

          4.    Effective as of December 31, 1995, the second sentence of
Section 3.1 is amended in its entirety to read as follows:

     For each Plan Year, an Eligible Employee may elect to defer an amount equal to any whole percentage or any specific dollar amount of his or her Compensation, provided that the Participant's election shall result in an expected deferral of (1) not less than $5,000 of his or her Compensation, and (2) with respect to deferrals of base salary, not more than 75% of his or her base salary for the Plan Year.

          5. Effective as of December 31, 1995, Section 3.3 is amended in its entirety to read as follows:

                3.3 Deemed Interest on Accounts. Each Participant's Account shall be credited with deemed interest as of the end of each calendar month. The annual rate for crediting deemed interest shall equal the Participant's "Deferral Interest Rate" for the Plan Year. The Deferral Interest Rate shall be determined with reference to the term of deferral elected by the Participant pursuant to Section 3.5, as follows:

                      3.3.1  Deferral Term of 8 Years or More.  Subject to
     Section 5, if a Participant elected a term of deferral of 8 years or more, his or her Deferral Interest Rate for a given Plan Year (which rate shall be adjusted each Plan Year) shall be the sum of (a) the simple average of the annual rates paid by ten-year U.S. Treasury notes during September, October and November of the immediately preceding Plan Year, plus (b) 3.00%.

                      3.3.2  Deferral Term of 5 to 7 Years.  Subject to
     Section 5, if a Participant elected a term of deferral of at least 5 years but less than 8 years, his or her Deferral Interest Rate for a given Plan Year (which rate shall be adjusted each Plan Year) shall be the sum of (a) the simple average of the annual rates paid by ten-year U.S. Treasury notes during September, October and November of the immediately preceding Plan Year, plus (b) 2.00%.

                      3.3.3  Deferral Term of less than 5 Years.  Subject to
     Section 5, if a Participant elected a term of deferral of less than 5 years, his or her Deferral Interest Rate for a given Plan Year (which rate shall be adjusted each Plan Year) shall be the simple average of the annual rates paid by ten-year U.S. Treasury notes during September, October and November of the immediately preceding Plan Year.


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                     3.3.4  Interest Crediting Rules.  Deemed interest under
     this Section 3.3 shall be calculated using a 360-day year and shall be compounded on a monthly basis. The exact dollar amount to be credited as deemed interest to any Participant's Account shall be determined by the Committee under such formulae as it shall adopt from time to time.

          6.    Effective as of December 1, 1995, the first sentence of
Section 5.1 is amended in its entirety to read as follows:

     Subject to Sections 5.2, 5.3, 5.4, and 5.10, distribution of the balance credited to a Participant's Account shall commence as soon as administratively practicable after the end of the term(s) of deferral elected by the Participant under Section 3.5, in accordance with the following rules.

          7.    Effective as of December 31, 1995, the third sentence of
Section 5.4 is amended in its entirety to read as follows:

     Notwithstanding the preceding sentence, if (a) distribution of the Participant's Account has not commenced prior to the date of such termination, and (b) either (1) the Participant voluntarily terminated employment or service, or (2) the Participant's employment was terminated for "cause", deemed interest shall be recomputed and credited prior to any such accelerated distribution at the rate provided in
     Section 3.3.3 (whether or not the term of deferral was for less than 5 years).

          8.    Effective as of December 1, 1995, the last sentence of
Section 9.1 is amended in its entirety to read as follows:

     Accordingly, as provided in Sections 9.2 and 9.3, Transamerica at any time may amend or terminate the Plan, with or without cause.

          9. Effective as of December 1, 1995, Section 9.2 is amended in its entirety to read as follows:

                9.2 Right to Amend or Terminate. The Committee reserves the right to amend or terminate the Plan, or any part thereof, at any time and for any reason, provided that no amendment or termination of the Plan shall, without the consent of the Participant, (a) reduce the balance then credited to the Participant's Account, or (b) reduce the formula for crediting deemed interest on Compensation Deferrals which already have been made by the Participant. Exercise of the Committee's authority to terminate the Plan and cause the accelerated distribution of Participants' Accounts shall not be deemed to be a violation of the provisos in the preceding sentence or of any other provision of the Plan.









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         IN WITNESS WHEREOF, Transamerica Corporation, by its duly
authorized Chairman of its Management Development and Compensation Committee, and by its duly authorized officer, has executed this Amendment No. 1 effective as of December 1, 1995.

                                     TRANSAMERICA CORPORATION



                                     By ____________________________
                                        Peter V. Ueberroth,
                                        Chairman,
                                        Management Development and
                                        Compensation Committee



                                     And By ________________________
                                     Title:



































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